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                                                                   Exhibit 10.15

                         BINDING SUMMARY OF TERMS FOR
                                SITECONNECT, INC.


Issuer: SiteConnect, Inc. (the "Company").

Sellers:                        Existing stockholders of the Company (the
                                "Existing Stockholders").

Investor:                       Cypress Communications, Inc. ("Cypress").

Stock Purchase:                 The Existing Stockholders will sell to Cypress
                                254,125 shares of common stock of the Company
                                (the "Common Stock"), adjusted for any stock dividend, distribution, subdivision, combination, consolidation or other reclassification made after the date hereof (as adjusted, the "Purchase Shares"). The Company acknowledges that it shall become a subchapter C corporation under the Internal Revenue Code, as amended, concurrent with the Stock Purchase.

                                Each of the Existing Stockholders owns
                                beneficially and of record the number of shares of Common Stock set forth under his or her name on the signature page hereto free and clear of any liens, restrictions or encumbrances. The Company represents that, except as set forth on the signature page, there are no other outstanding shares of capital stock of the Company or outstanding options, warrants, rights, commitments, preemptive rights or agreements of any kind for the issuance or sale of, or outstanding securities convertible into, any additional shares of capital stock of the Company.

Amendments to
Charter and Bylaws:             The Company agrees to make any amendments to its
                                organizational documents that may be required to consummate the transactions contemplated by this Summary of Terms.

Total Purchase Price:           Cypress will issue to the Existing Stockholders
                                62,500 shares of common stock of Cypress
                                ("Cypress Common Stock") in consideration for the Purchase Shares and the Option (as defined below), such number of shares of Cypress Common
                                Stock to be adjusted for any stock dividend, distribution, subdivision, combination, consolidation or other reclassification made after the date hereof.

Purchase Option:                At the closing, each holder of equity securities
                                or derivative equity securities of the Company
                                (other than Cypress) (such

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                                security holders, the "Grantors") will issue to
                                Cypress an option (the "Option") to purchase such securities then held by them for an aggregate purchase price of $5,062,500 (the "Option Exercise Price"). The Option will be exercisable at any time prior to the first anniversary of the closing date for the Stock Purchase (the "Option Term"). The Option Exercise Price will be payable in Cypress Common Stock to the Grantors pro rata based upon the number of shares of Common Stock held by such Grantor. The Cypress Common Stock issued upon exercise of the Option will be valued (i) at the same price per share at which it was sold to the public in Cypress' initial public offering, or
                                (ii) if Cypress has not completed an initial public offering before exercising the Option, at the same price per share at which it was valued in the last bona fide third party sale of Cypress Common Stock. In no event shall the Cypress Common Stock issued upon exercise of the Option be valued at less than $19.00 per share.

                                If, subsequent to the closing of the Stock
                                Purchase, the Company issues additional shares of Common Stock, each holder of such additional shares of Common Stock will issue to Cypress an option to purchase such shares of Common Stock. Such option will be deemed to be part of the Option, and the aggregate Option Exercise Price will be increased, dollar-for-dollar, for each dollar of additional Common Stock issued subsequent to the closing.

                                The Option Exercise Price shall be subject to adjustment prior to the exercise of the Option. For purposes of calculating these adjustments, the base recurring revenues (excluding hardware sales) upon which any growth rates would be measured shall be determined by averaging the recurring revenue (excluding hardware sales) for the three months of October, November and December 1999. All revenue amounts shall be calculated by management and subject to audit by Arthur Andersen, independent public accountants, in accordance with Generally Accepted Accounting Principles consistently applied. The applicability of each adjustment shall be determined independently from each other adjustment.

                                The Option Exercise Price adjustments are as follows:

                                        (i) if, commencing on December 1, 1999,
                                the Company's monthly growth rate for all recurring revenues (excluding

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                                hardware sales) exceeds 2.5% per month, then the
                                Option Exercise Price will be increased by the product of (a) six, times (b) the dollar amount by which the Annualized Growth (calculated by annualizing the average growth rate for all recurring revenues (excluding hardware sales) for the month in which the option is exercised and the immediately preceding month) exceeds a 2.5% per month growth rate;

                                        (ii) if the Company's monthly growth
                                rate for all recurring revenues (excluding hardware sales) is less than 2.5%, then there shall be a reduction in the Option Exercise Price equal to the product of (a) six, times (b) the dollar amount by which the Annualized Growth (calculated by annualizing the average growth rate for all recurring revenues (excluding hardware sales) for the month in which the option is exercised and the immediately preceding month) falls short of a 2.5% per month growth rate; and

                                        (iii) the Option Exercise Price will be
                                increased by an amount equal to ten cents
                                ($0.10) per square foot of rentable office space (greater than 100,000 rentable square feet with a minimum of ten tenants and in a geographical location acceptable to Cypress) that becomes subject to a binding license agreement, substantially in the same form and substance as the Company's current license agreements, after the closing date of the Stock Purchase.

Stock Conversion:               So long as Cypress has not exercised the Option,
                                at any time prior to the first anniversary of the closing date for the Stock Purchase, Cypress may, in its sole discretion, convert the Purchase Shares into a secured promissory note of the Company in a principal amount of $1,187,500 (the "Note"). The Note will bear interest at the prime rate as reported from time to time by The Wall Street Journal, compounded quarterly. All interest and principal on the Note shall be paid in full on the first anniversary of the date of issuance of the Note.
                                If the shares held by Cypress are converted into the Note, the Option shall automatically expire.

Additional Investment:          The Existing Stockholders and any third-party
                                investors selected by the Existing Stockholders shall invest an additional $1,250,000 in Common
                                Stock of the Company (the "Additional
                                Investment") no later than December 10, 1999.
                                The Additional Investment may be in the form of cash or the conversion of no

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                                more that $347,284 in principal amount and
                                accrued interest of currently outstanding promissory notes of the Company. The Company agrees not to disclose any information regarding Cypress' initial public offering in connection with the Additional Investment prior to Cypress' initial filing of its registration statement relating to its public offering of common stock.

                                If the Additional Investment is not completed, the number of shares of Company Common Stock purchased by Cypress, along with the number of shares of Cypress Common Stock issued in consideration therefor, shall be reduced proportionately.

                                Subject to the Supermajority Voting Rights described below, prior to the expiration of the Option Term, the Company may issue Common Stock having an aggregate value of no more than $1,750,000 (including the Additional Investment) without the consent of Cypress.

Capitalization; Ranking:        The current capitalization of the Company prior
                                to the Additional Investment is 1,070,000 shares of Common Stock. The Common Stock purchased in the Stock Purchase will rank pari passu with all currently outstanding Common Stock in all respects, including, without limitation, with respect to dividends, liquidation and voting rights.

Information Rights:             Prior to the closing of the Stock Purchase, the
                                Company shall provide such reasonable access to Cypress' independent public accountants to the Company's books, records and personnel as may be required to complete a review and/or audit (the
                                "Financial Review') of the financial condition of the Company. The Company acknowledges that the Financial Review is necessary in connection with Cypress' proposed initial public offering of shares of Cypress Common Stock. Cypress will have the right to receive unaudited quarterly and year-to-date financial statements and management commentary within forty-five (45) days of the end of each quarter and audited annual financial statements (audited by a nationally recognized independent public accounting firm) within ninety (90) days of the end of each fiscal year.

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Supermajority
  Approval Rights:              The consent of the holders of at least
                                seventy-five percent (75%) of all outstanding
                                Common Stock will be required for any action which (i) authorizes or issues any equity security ranking senior to the Common Stock in any respect, (ii) results in a merger, consolidation, liquidation, or sale of all or substantially all of the equity or assets of the Company, (iii) redeems or repurchases outstanding equity securities (other than from employees, directors or consultants pursuant to employee benefit plan arrangements approved by the Board of Directors), (iv) creates any equity incentive or other benefit plan under which equity securities may be issued, unless the aggregate amount of all equity securities issued or authorized for issuance under all such equity incentive and other benefit plans would not exceed five percent (5%) of all outstanding equity securities of the Company; or (v) enters into any transaction with affiliated entities which (A) involves an amount greater than or equal to ten percent (10%) of Company's revenues for the preceding twelve (12) months and (B) has not been approved by a majority of the independent Directors.

Stockholder Rights:             The Company's stockholders will have the benefit
                                of stockholder rights pursuant to a
                                Stockholder's Agreement which will include (i) co-sale rights and rights of first refusal with respect to sales by any shareholder of more than twenty-five percent (25%) of its holdings in any one sale, (ii) pro-rata rights with respect to the Company's securities, and (iii) other customary provisions.

Observation Rights:             Cypress will have the right to appoint one
                                observer to the Company's Board of Directors.
                                The Cypress observer shall (i) receive notice of all Board and committee meetings and (ii) be permitted to attend all Board Meetings and all meetings of all committees of the Board of Directors (including any audit and compensation committees).

Conditions:                     The purchase of Common Stock is subject to (i)
                                the satisfactory completion of due diligence by Cypress, (ii) the execution of a definitive
                                Stock Purchase Agreement, Stockholder's
                                Agreement and other definitive transaction documents, which shall include among other things standard representations and warranties, covenants, indemnities, terms and conditions,
                                (iii) no material adverse change in the
                                condition or prospects of the Company, (iv) completion of the Additional Investment; and (v) other

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                                customary closing conditions. Any or all of the
                                conditions to closing may be waived by Cypress in its sole discretion.

Expenses:                       Each party will pay its own expenses.
                                Notwithstanding the foregoing, the Company shall pay up to $50,000 of expenses incurred in connection with the Financial Review, and Cypress shall pay all expenses in excess of $50,000 incurred in connection with the Financial Review.

Binding Summary
  of Terms:                     This Summary of Terms shall be binding upon the
                                parties. This Summary of Terms shall terminate upon the earlier of (i) execution of definitive documentation relating to the Stock Purchase, and (ii) December 31, 1999.

Execution of Definitive
     Term Sheet                 No later than November 23, 1999, unless
                                otherwise mutually agreed by the parties. The parties also agree to negotiate in good faith to execute definitive documentation regarding the
                                Stock Purchase no later than December 31, 1999.

Confidentiality:                The parties hereto agree to hold in strict
                                confidence any confidential information obtained regarding another party during the course of negotiating this Summary of Terms and the definitive documentation relating to the Stock
                                Purchase.


                  [Remainder of Page Intentionally Left Blank]

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                                CYPRESS COMMUNICATIONS, INC.


                                By:
                                    --------------------------------------------
                                    R. Stanley Allen
                                    Chief Executive Officer


                                AGREED AND ACCEPTED THIS      DAY OF NOVEMBER,
                                                         ----
                                1999


                                SITECONNECT, INC.


                                By:
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                                SHAREHOLDERS


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                                Number of Shares Held:
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                                Number of Shares Held:
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                                   AGREEMENT

                     AMENDMENT TO BINDING SUMMARY OF TERMS
                            FOR SITECONNECT, INC.

     The parties mutually agree to extend the period of time within which to negotiate in good faith definitive documentation regarding the Stock Purchase beyond the December 31, 1999 date set forth in the Binding Summary of Terms for SiteConnect, Inc. until no later than January 15, 2000.

     Dated this 29 day of December, 1999
                --

SITECONNECT, INC.                           CYPRESS COMMUNICATIONS, INC.



/s/ Matthew Sutton                          /s/ R. Stanley Allen
---------------------------                 --------------------------------
Matthew Sutton                              R. Stanley Allen
President

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                                   AGREEMENT

                          SECOND AMENDMENT TO BINDING
                             SUMMARY OF TERMS FOR
                              SITECONNECT, INC.


     The parties mutually agree to extend the period of time in which to negotiate in good faith definitive documentation regarding the Stock Purchase beyond the January 15, 2000 date set forth in the amendment, dated December 29, 1999, to the Binding Summary of Terms for SiteConnect until no later than February 15, 2000.

Dated this 11th day of January, 2000.

SITECONNECT, INC.                                   CYPRESS COMMUNICATIONS, INC.


By: /s/ Matthew Sutton                              By: /s/ R. Stanley Allen
    --------------------                                ----------------------
    Matthew Sutton                                      R. Stanley Allen
    President                                           Chief Executive Officer